UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2017

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2017, Dataram Corporation (the “Company”) was notified by The NASDAQ Stock Market (“NASDAQ”) that the Company was granted an extension until May 31, 2017 to regain compliance with Listing Rule 5550(b)(1) (the “Rule”).

The Company was previously notified by NASDAQ on March 21, 2017 that it was not in compliance with the Rule requiring the Company to maintain a minimum of $2,500,000 in stockholders’ equity.  The notice provided that the Company had 45 calendar days, or until May 5, 2017, to submit a plan to regain compliance with the Rule.

On April 3, 2017 the Company submitted a plan of compliance to NASDAQ which indicated that the Company anticipates regaining compliance upon consummation of its previously announced planned acquisition of U.S. Gold Corp., the closing of which is subject to various conditions precedent.

In the event the Company does not regain compliance with the Rule by such date, the Company’s securities may be delisted from NASDAQ, a determination the Company can appeal to a Hearings Panel, which can grant an exception to the continued listing standards for a period not to exceed 180 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: April 25, 2017	/s/ David A. Moylan
David A. Moylan
Chief Executive Officer